                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S-8 pertaining to the Company's 1999 Stock Option Plan for Non-Employee Directors of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com which appear in the Form 8-K of CMGI, Inc. dated June 29, 1999.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
December 20, 1999